Exhibit 99.1

MKS Reschedules Fourth Quarter and Full Year 2022 Earnings Call to February 28, 2023

Andover, Mass., February 13, 2023 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today reported that due to the ransomware event that was identified on February 3, 2023, the Company now plans to release fourth quarter and full year 2022 financial results after market close on Monday, February 27, 2023 and host a conference call with management on Tuesday, February 28, 2023 at 8:30 a.m. (Eastern Time).

Upon learning of the ransomware event, MKS took immediate action to contain the incident and has initiated the recovery phase. MKS continues to work diligently to restore operations at affected facilities. The ransomware event has had a material impact in the first quarter on the Company’s ability to process orders, ship products and provide service to customers in the Company’s Vacuum Solutions and Photonics Solutions Divisions. The incident has not impacted the operations of the Company’s Materials Solutions Division. The full scope of the costs and related impacts of this incident, including the extent to which the Company’s cybersecurity insurance may offset some of these costs, has not been determined.

By postponing the timing of the release of financial results, the Company expects to be in a better position to address the financial impact of the ransomware event.

A conference call with management will be held on Tuesday, February 28, 2023, at 8:30 a.m. (Eastern Time). A live and archived webcast of the call will be available on the Company’s website at https://investor.mks.com/. To participate in the call by phone, participants should register online by clicking here, where dial in details will be provided. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world’s leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed and feature enhancement for optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to the Company’s expectations regarding its ability to restore operations at affected facilities and assess the ransomware incident and its impact on the Company. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the ongoing assessment of the cybersecurity incident; legal, reputational and financial risks resulting from the cybersecurity incident or additional cybersecurity incidents; and the other factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the U.S. Securities and Exchange Commission on November 7, 2022, particularly the risks described under the following subheading: “Risks Related to Cybersecurity, Data Privacy and Intellectual Property Protection”. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release except as may be required under applicable securities law.

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Investor Relations Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: 978.557.5180

Email: david.ryzhik@mksinst.com

Press Relations Contacts:

Bill Casey

Senior Director, Marketing Communications

Telephone: 630.995.6384

Email: press@mksinst.com

Tom Davies / Jeremy Fielding

Kekst CNC

Emails: tom.davies@kekstcnc.com / jeremy.fielding@kekstcnc.com